EXHIBIT 99

COMPAQ COMPUTER CORPORATION     P.O. BOX 692000                    NEWS RELEASE
PUBLIC RELATIONS DEPARTMENT     HOUSTON, TEXAS  77269-2000
                                TEL 281-514-0484
                                FAX 281-514-4583

                                HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR IMMEDIATE RELEASE
---------------------

                     COMPAQ REPORTS FIRST QUARTER EARNINGS

     HOUSTON, April 21, 1999 - Compaq Computer Corporation (NYSE: CPQ) today announced worldwide sales of $9.4 billion for the first quarter ended March 31, 1999, an increase of almost 66 percent over the first quarter of 1998. Net income for the quarter was $281 million, or $0.16 per share.

     "Compaq has a tremendous depth and breadth of information technology and a fundamentally sound strategy," said Benjamin M. Rosen, Compaq Chairman and acting Chief Executive Officer. "Despite our overall corporate strength, our first-quarter results are disappointing and unacceptable. We will aggressively pursue the actions necessary to realize our enormous potential, achieve our traditional levels of profitable growth, and build long-term shareholder value."

     Product sales for the quarter were $7.8 billion, an increase of $2.2 bllion or approximately 40 percent above the reported first quarter of 1998. The Company continues to maintain worldwide channel inventories just under four weeks.

     The Company's sales performance was offset by a number of factors. The first quarter performance for the commercial PC business was below internal expectations. Less than anticipated market demand, increased competitive pricing and growth below plan all contributed to a revenue shortfall in this business.

     The Company said it did not achieve the revenue performance needed in higher-end enterprise systems to meet its expected levels of product revenue and gross margin for the quarter.

     Service sales for the quarter were $1.6 billion. The total services business performance met Company expectations for the quarter and the Company continues to expect accelerated and profitable growth going forward.

     Total gross margin for the quarter was 24.7 percent versus 18 percent in the first quarter of 1998, and 26.4 percent in the fourth quarter. The sequential decrease in gross margin was the result of lower than expected margin performance in both the commercial PC and enterprise businesses, driven by the product revenue shortfall, more intense price competition than expected, and a less favorable mix of higher margin products and options versus both expectations and the prior quarter.

     Among positive developments during the quarter:

- The Company's consumer business continued to be robust, with unit growth at more than two times the market.

- In commercial PCs, the Company maintained its number-one worldwide share position, and continued to exceed its plans with its small and medium business direct sales Prosignia products.

- The Company launched a new class of servers for small and medium businesses, with its NeoServer. Initial acceptance and sales exceeded the Company's expectations.

- The Company's storage business continued to gain momentum, and grew sequentially from the fourth quarter to the first quarter.

- In services, the Company launched its Next Generation Networks service offering. It also continued to see synergies between its service and product businesses.

- The Company's Internet business thrived during the quarter, highlighted by reaching a 34 percent market share in Web servers.

COMPANY BACKGROUND

     Compaq Computer Corporation, a Fortune Global 100 company, is the second largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The Company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations are available by calling 1-800-345-1518.

     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the implementation of operations and systems improvements, particularly those associated with the Optimized Distribution Model; the operational integration associated with the acquisition of Digital Equipment Corporation; inventory risks due to shifts in market demand; timely development, production, continued competitive factors and pricing pressures; market responses to pricing actions and promotional programs; acceptance of the products; and changes in product mix. Further information on the factors that could affect the Company's financial results are included in its SEC filings, including the Form 10-K for the year ended December 31, 1998.

       (Attached is Consolidated Balance Sheet and Statement of Income.)

                                   #   #   #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further information, contact:
Compaq Computer Corporation     Jim Finlaw                      281-514-6137
                                jim.finlaw@compaq.com

Compaq Computer Corporation     Investor Relations              281-514-9549
                                investor.relations@compaq.com

More financial information on Compaq is available at http://www.compaq.com/corporate/ir.





                                       COMPAQ COMPUTER CORPORATION
                                        CONSOLIDATED BALANCE SHEET
                                               (UNAUDITED)

                                                                                MARCH 31,    DECEMBER 31,
(In millions, except par value)                                                   1999           1998
----------------------------------------------------------------------------  ------------  --------------
ASSETS
Current assets:
 Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . .  $     3,609   $       4,091
 Accounts receivable, net. . . . . . . . . . . . . . . . . . . . . . . . . .        6,989           6,998
 Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,149           2,005
 Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,556           1,602
 Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .          483             471
                                                                              ------------  --------------
   Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . .       14,786          15,167
Property, plant and equipment, less accumulated depreciation . . . . . . . .        2,948           2,902
Deferred income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,640           1,341
Intangible and other assets. . . . . . . . . . . . . . . . . . . . . . . . .        3,626           3,641
                                                                              ------------  --------------
                                                                              $    23,000   $      23,051
                                                                              ============  ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     4,106   $       4,237
 Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . .          469             282
 Accrued restructuring costs . . . . . . . . . . . . . . . . . . . . . . . .          895           1,110
 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . .        4,908           5,104
                                                                              ------------  --------------
   Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . .       10,378          10,733
                                                                              ------------  --------------
Postretirement and other postemployment benefits . . . . . . . . . . . . . .          542             545
                                                                              ------------  --------------
Minority interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          422             422
                                                                              ------------  --------------
Stockholders' equity:
 Preferred stock, $.01 par value
   (authorized: 10 million shares; issued: none) . . . . . . . . . . . . . .           -          -
 Common stock and capital in excess of $.01 par value
   (authorized: 3 billion shares; issued and outstanding: 1,706 million and
   1,691 million shares at March 31, 1999 and
   1,698 and 1,687 million shares, respectively, at December 31, 1998) . . .        7,469           7,270
 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,699           4,465
 Treasury stock (at cost). . . . . . . . . . . . . . . . . . . . . . . . . .         (510)           (384)
                                                                              ------------  --------------
   Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . .       11,658          11,351
                                                                              ------------  --------------
                                                                              $    23,000   $      23,051
                                                                              ============  ==============

                           COMPAQ COMPUTER CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                                   (UNAUDITED)

                                               QUARTER ENDED
                                                 MARCH 31,
                                              ------------------
(In millions, except per share amounts)         1999      1998
                                              --------  --------
Revenue:
     Products. . . . . . . . . . . . . . . .    7,819     5,574
     Services. . . . . . . . . . . . . . . .    1,600       113
                                              --------  --------
           Total revenue . . . . . . . . . .  $ 9,419   $ 5,687
                                              --------  --------

Cost of sales:
     Products. . . . . . . . . . . . . . . .    6,007     4,601
     Services. . . . . . . . . . . . . . . .    1,085        63
                                              --------  --------
           Total cost of sales . . . . . . .  $ 7,092   $ 4,664
                                              --------  --------

Selling, general and administrative expense.    1,477       785
Research and development costs . . . . . . .      404       245
Other income and expense, net. . . . . . . .       34       (30)
                                              --------  --------
                                                1,915     1,000
                                              --------  --------

Income before provision for income taxes . .      412        23
Provision  for income taxes. . . . . . . . .      131         7
                                              --------  --------
Net income . . . . . . . . . . . . . . . . .  $   281   $    16
                                              ========  ========


Earnings per common share:
 Basic . . . . . . . . . . . . . . . . . . .  $  0.17   $  0.01
                                              ========  ========
 Diluted . . . . . . . . . . . . . . . . . .  $  0.16   $  0.01
                                              ========  ========


Shares used in computing earnings per
common share:
 Basic . . . . . . . . . . . . . . . . . . .    1,689     1,523
                                              ========  ========
 Diluted . . . . . . . . . . . . . . . . . .    1,750     1,584
                                              ========  ========